EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-2
December 2004

Original Inputs

Total Pool Balance	$2,762,157,255.93

Class A-1a Notes Balance	$220,000,000.00
Class A-1a Notes Rate	3.120%

Class A-1b Notes Balance	$657,000,000.00
Class A-1b Notes Rate	One Month LIBOR

Class A-2 Notes Balance	$740,000,000.00
Class A-2 Notes Rate	3.350%

Class A-3 Notes Balance	$558,000,000.00
Class A-3 Notes Rate	3.580%

Class A-4 Notes Balance	$240,455,000.00
Class A-4 Notes Rate	3.750%

Class B Notes Balance	$97,397,000.00
Class B Notes Rate	3.920%

Class C Notes Balance	$32,465,000.00
Class C Notes Rate	4.160%

Class D Notes Balance	$25,972,000.00
Class D Notes Rate	5.820%

Overcollateralization	$25,974,866.06

Reserve Account Deposit	$12,986,319.33

Part I. Collections

Receipts During the Period	$190,796,961.74
Principal on Repurchased Contracts	4,134,794.35
Schedule and Simple Interest Payments Advanced	746,943.12
Schedule Principal Advanced	1,517,221.45

Total Collections For the Period	$197,195,920.66

Beginning Pool Aggregate Principal Balance	$2,762,157,255.93
Ending Pool Aggregate Principal Balance	$2,757,210,265.05

Beginning Aggregate Discounted Principal Balance	$2,597,263,866.06
Ending Aggregate Discounted Principal Balance	$2,597,263,866.06

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$197,195,920.66
Plus: Reserve Account Draw	—
Plus: Net Amount Due From Swap Counterparty	—
Less: Total Servicing Fee	4,603,595.43
Less: Net Amount Due to Swap Counterparty	495,013.00
Less: Monthly Interest Due to Noteholders	9,213,054.69
Less: Reinvestment in New Receivables — Purchase Price	164,687,521.26
Less: Principal Due to Noteholders	—
Less: Reserve Account Deposit	983.36
Less: Accumulation Account Deposit	579,272.32

Equals Reserve Fund Excess to be released to CARI	$17,616,480.60

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-2
December 2004

		Per $1000 of
		Original Principal
Class A-1a Notes Distributable Amount Monthly Interest	$762,666.67	3.466667
Monthly Principal	—	—

Distributable Amount	$762,666.67

Class A-1b Notes Distributable Amount Monthly Interest	$1,732,217.00	2.636556
Monthly Principal	—	—

Distributable Amount	$1,732,217.00

Class A-2 Notes Distributable Amount Monthly Interest	$2,754,444.44	3.722222
Monthly Principal	—	—

Distributable Amount	$2,754,444.44

Class A-3 Notes Distributable Amount Monthly Interest	$2,219,600.00	3.977778
Monthly Principal	—	—

Distributable Amount	$2,219,600.00

Class A-4 Notes Distributable Amount Monthly Interest	$1,001,895.83	4.166667
Monthly Principal	—	—

Distributable Amount	$1,001,895.83

Class B Notes Distributable Amount Monthly Interest	$424,218.04	4.355556
Monthly Principal	—	—

Distributable Amount	$424,218.04

Class C Notes Distributable Amount Monthly Interest	$150,060.44	4.622222
Monthly Principal	—	—

Distributable Amount	$150,060.44

Class D Notes Distributable Amount Monthly Interest	$167,952.27	6.466667
Monthly Principal	—	—

Distributable Amount	$167,952.27

Total Servicing Fee	$4,603,595.43	1.666667

Part III. Reinvestment in New Receivables

Principal Distributable Amount	$165,266,793.58
Plus: Prior Month Accumulation Amount	—

Equals: Required Reinvestment Amount	$165,266,793.58

Additional Receivables Principal Balance	$164,687,521.26

Remaining Amount	$579,272.32

(to be deposited in the Accumulation Account)

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-2
December 2004

Part IV. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$2,552,825.62
Less: Payments Applied	1,790,408.57
Current Period Payments Ahead Received	2,958,137.67

Ending Payment Ahead Balance	$3,720,554.72

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$—
Beginning Outstanding Unreimbursed Simple Interest Advances	$—
Scheduled Principal and Interest Advances	1,784,664.07
Simple Interest Advances	479,500.50
Reimbursement of Previous Scheduled Principal and Interest Advances	479,739.14
Reimbursement of Previous Simple Interest Advances	—

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$1,304,924.93
Ending Outstanding Unreimbursed Simple Interest Advances	$479,500.50

Part V. Balances & Principal Factors

	Beginning of Period	End of Period

Total Pool Balance	$2,762,157,255.93	$2,757,210,265.05
Total Pool Factor	1.0000000	0.9982090
Class A-1a Notes Balance	$220,000,000.00	$220,000,000.00
Class A-1a Notes Principal Factor	1.0000000	1.0000000
Class A-1b Notes Balance	$657,000,000.00	$657,000,000.00
Class A-1b Notes Principal Factor	1.0000000	1.0000000
Class A-2 Notes Balance	$740,000,000.00	$740,000,000.00
Class A-2 Notes Principal Factor	1.0000000	1.0000000
Class A-3 Notes Balance	$558,000,000.00	$558,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$240,455,000.00	$240,455,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Notes Balance	$97,397,000.00	$97,397,000.00
Class B Notes Principal Factor	1.0000000	1.0000000
Class C Notes Balance	$32,465,000.00	$32,465,000.00
Class C Notes Principal Factor	1.0000000	1.0000000
Class D Notes Balance	$25,972,000.00	$25,972,000.00
Class D Notes Principal Factor	1.0000000	1.0000000

Overcollateralization	$25,974,866.06	$25,974,866.06

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-2
December 2004

Part VI. Reserve Account
		Per $1000 of
		Original Principal

Beginning Reserve Account Balance	$12,986,319.33
Draw for Servicing Fee	—	—
Draw for Class A-1a Notes Distributable Amount	—	—
Draw for Class A-1b Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Notes Distributable Amount	—	—
Draw for Class C Notes Distributable Amount	—	—
Draw for Class D Notes Distributable Amount	—	—
Additions to Reserve Account (for Accumulation Account)	983.36	0.075723
Additions to Reserve Account	—	—
Releases from Reserve Account	—	—

Ending Reserve Account Balance	$12,987,302.69

Early Amortization Trigger:
Reserve Account Balance is less than the Specified Reserve Account Balance for Two Consecutive Months

Preceding Collection Period Specified Reserve Account Balance	$12,986,319.33
Reserve Account Balance	$12,986,319.33

Current Collection Period Specified Reserve Account Balance	$12,987,302.69
Reserve Account Balance	$12,987,302.69

Part VII. Accumulation Account

Beginning Accumulation Account Balance	$—
Accumulation Account Interest	—
Release of Accumulated Balance	—
Deposit to Accumulation Account	579,272.32

Ending Accumulation Account Balance	$579,272.32

Early Amortization Trigger:
Accumulation Account exceeds 1.00% of the Initial Aggregate Discounted Principal Balance

Accumulation Account as a % of Initial Aggregate Discounted Principal Balance	0.0223%

Part VIII. Carryover Shortfall

		Per $1000 of
		Original Principal

Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—

Part IX. Charge Off and Delinquency Rates
Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

November 2004	$2,762,157,255.93	$—	0.0000%
December 2004	$2,672,136,967.32	$48,765.58	0.0219%
Two Month Average Loss Rate			0.0109%

Delinquency Rate	Total Accounts	Accounts Over 60	% Delinquent

November 2004	156,989	26	0.0166%
December 2004	152,940	443	0.2897%
Two Month Average Delinquency Rate			0.1531%

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-2
December 2004

Part X. Prepayment Rate

Month 1 through 12	Prepayment Rate % Revolving Period